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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 2, 1999 except for the third paragraph of Note 1 as to which the date is April 14, 1999, in the Registration Statement (Form S-1) dated April 16, 1999 and related Prospectus of GoTo.com, Inc. for the registration of shares of its common stock.

Our audit also included the financial statement schedule of GoTo.com, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                               Ernst & Young LLP

Los Angeles, California
April 14, 1999